UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 10, 2007
__________________________________________________

RENOVO HOLDINGS
(Exact name of registrant as specified in its charter)
__________________________________________________

Nevada	000-49634	88-0475756
(State of other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

1375 Semoran Boulevard
Suite 1035
Casselberry, Florida	32707
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (407) 599-2886

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation

On September 10, 2007, we amended our Articles of Incorporation to increase our authorized shares to 5,000,000 (five million) shares of preferred stock, $0.001 par value, and 4, 900,000,000 (four billion nine hundred million) shares of common stock, $0.001 par value. A copy of the Certificate of amendment is attached as Exhibit 3.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

RENOVO HOLDINGS

By:	/s/ Stephen W. Carnes
Stephen W. Carnes, President

Date: September 25, 2007